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                                                                    EXHIBIT 10.9

                         BENTLEY SYSTEMS, INCORPORATED
                             1997 STOCK OPTION PLAN
                    (AS AMENDED EFFECTIVE FEBRUARY 17, 2000)

                               TABLE OF CONTENTS

-   1.  Purpose

-   2.  Administration

-   3.  Eligibility

-   4.  Stock

-   5.  Granting of Options

-   6.  Annual Limit

-   7.  Terms and Conditions of Options

-   8.  Option Agreements -- Other Provisions

-   9.  Capital Adjustments

-  10.  Amendment or Discontinuance of the Plan

-  11.  Absence of Rights

-  12.  Indemnification of Board and Committee

- 13. Company's Rights of First Refusal and Right to Repurchase Common Stock; Proxy or Voting Agreement

-  14.  Application of Funds

-  15.  No Obligation to Exercise Option

-  16.  Shareholder Approval

-  17.  Termination of Plan

-  18.  Governing Law

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                         BENTLEY SYSTEMS, INCORPORATED
                             1997 STOCK OPTION PLAN
                    (AS AMENDED EFFECTIVE FEBRUARY 17, 2000)

          WHEREAS, Bentley Systems, Incorporated, a Delaware corporation (the "Company"), desires to award stock options to certain of its officers and other key employees;

          NOW, THEREFORE, the Bentley Systems, Incorporated 1997 Stock Option Plan is hereby adopted under the following terms and conditions:

1. PURPOSE. The Bentley Systems, Incorporated 1997 Stock Option Plan (the "Plan") is intended to provide a means whereby the Company may, through the grant of incentive stock options and nonqualified stock options (collectively, the "Options") to officers and other key employees of the Company and its Subsidiaries ("Key Employees"), attract and retain such Key Employees and motivate them to exercise their best efforts on behalf of the Company and of its Subsidiaries.

          For purposes of the Plan, a "Subsidiary" shall mean a "subsidiary corporation" of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Further, as used in the Plan,
(i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code and is designated as an ISO in the "Option Agreement" (as defined in Section 8 hereof); and (ii) the term "NQSO" shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a nonqualified stock option in the Option Agreement (as defined in Section 8 hereof).

2. ADMINISTRATION. Where authorized by the Company's Board of Directors (the "Board"), the Plan shall be administered by the Company's Stock Option Committee (the "Committee"), consisting of at least two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board. The Board shall change the membership of the Committee, to the extent necessary, so that on and after the date (the "Public Offering Date") the Company first registers equity securities under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist solely of not fewer than two "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg. & sect; 1.162-27(e)(3), or any successor thereto) of the Company. Where the Board has not authorized a Committee to administer the Plan or where the Committee cannot be constituted to vote on the grant of an Option (for example, because of state laws governing corporate self-dealing), the Plan shall be administered by the entire Board (and all references in this Plan to the "Committee" shall be construed as referring to the "Board"); provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself to the extent provided under the laws of the State of Delaware governing corporate self-dealing. Each


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member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion, adjust the price of an Option, or cancel an Option and grant a new Option to replace the cancelled Option; provided, that if the Committee changes the price of an Option or replaces an Option, the resulting Option shall be treated as a new Option granted on the date of such change or replacement and shall comply with the terms of the Plan as such. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under or in connection with the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

     No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

3. ELIGIBILITY. The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees, including any directors who also are officers or key employees of the Company and/or of a Subsidiary. More than one Option may be granted to a Key Employee under the Plan.

4. STOCK. Options may be granted under the Plan to purchase up to a maximum of 3,800,000 shares of the Company's $.01 par value Class B (non-voting) common stock ("Common Stock"); provided, however, that on and after the Public Offering Date (as defined in Section 2 hereof), no Key Employee shall receive Options under the Plan in any calendar year for more than 75,000 shares of the Company's Common Stock. However, both the limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires, or if any such Option is canceled for any reason whatsoever (including, without limitation, the Key Employee's surrender thereof), without having been exercised, the full and fractional shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, (i) if an Option is canceled, the shares of Common Stock covered by the canceled Option shall be counted against the maximum number of shares for which Options may be granted to a single Key Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.
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5. GRANTING OF OPTIONS. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. In making any determination as to whether a Key Employee shall be granted an Option, the type of Option to be granted, the number of shares to be covered by the Option, and other terms of the Option, the Committee shall take into account the duties of the Key Employee, his present and potential contributions to the success of the Company or a Subsidiary, the tax implications to the Company and the Key Employee of any Options granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

6. ANNUAL LIMIT.

          (a) ISOs. The aggregate fair market value (determined under Section 7(b) hereof as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and incentive stock options under any other stock option plan of the Company or a Subsidiary) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

          (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.

7. TERMS AND CONDITIONS OF OPTIONS. The Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan and, for ISOs granted under this Plan, the provisions of Section 422(b) of the Code, as the Committee shall deem desirable --

          (a) NUMBER OF SHARES. The Option shall state the number of shares of Common Stock to which the Option pertains.

          (b) PRICE. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of more-than-10-percent shareholder, as provided in subsection (k) below) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, or the par value thereof, and, in the case of an NQSO, shall not be less than the higher of 100 percent of the fair market value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

     The fair market value of the optioned shares of Common Stock shall be arrived at by a good faith determination of the Committee and shall be --
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               (1) the mean between the highest and lowest quoted selling price, if there is a market for, and sales of, the Common Stock on a registered securities exchange or on an over-the-counter market, on the date of grant;

               (2) the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant;

               (3) the mean between the bid and asked prices, as reported by the National Quotation Bureau, on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

               (4) if subparagraphs (1) through (3) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

     Where the fair market value of the optioned shares of Common Stock is determined under subparagraph (2) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. § 20.2031-2(b)(1), or any successor thereto.

       (c)  TERMS

               (1) ISOs. Subject to earlier termination as provided in subsections (e), (f), (g) and (h) below and in Section 9 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (k) below) from the date of grant.

               (2) NQSOs. Subject to earlier termination as provided in paragraphs (e), (f), (g) and (h) below and in Section 9 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

               (3) EXERCISE. Options shall be exercisable in such installments and on such dates as the Committee may specify; provided that (i) in the case of new Options granted to a Key Employee to replace options (whether granted under the Plan or otherwise) held by the Key Employee or in the case of Options repriced by the Committee, the new or repriced Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable, but not earlier than six months from the date of grant of the new Options or the repricing of the original Options; and (ii) the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

     Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number

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of full and/or fractional shares to be purchased and accompanied by payment in full of the aggregate Option price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph
(4) below, payment may be made as soon as practicable after the exercise).

     The Option price shall be payable in the case of an ISO, if the Committee in its discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise --

               (1)  in cash or its equivalent;

               (2) in shares of Common Stock previously acquired by the Key Employee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Key Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such shares of Common Stock were acquired through the exercise of an ISO or NQSO and are used to pay the Option price of an NQSO, such shares have been held by the Key Employee for a period of more than one year on the date of exercise;

               (3) in Common Stock newly acquired by the Key Employee under exercise of such Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO);

               (4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

               (5) if the Key Employee is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Key Employee thereafter so requests, (i) the Company will loan the Key Employee the money required to pay the exercise price of the Option; (ii) any such loan to a Key Employee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Key Employee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under Section 7872 of the Code, and including such other terms as the Committee may prescribe; or

               (6)  in any combination of subparagraphs (1), (2), (3), (4) and
(5) above.

     In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined in paragraph (b) above as of the date of exercise of the Option rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

          (e) TERMINATION OF EMPLOYMENT. If a Key Employee's employment by the Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his Option for any reason other than death or disability, such Option may be exercised, to the extent

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of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of (i) the expiration date specified in such Option; or (ii)(A) in the case of the Key Employee's voluntary termination or in the case of a termination for Cause, the date of such termination of employment (unless the Committee, in its discretion and subject to Section 10 hereof, permits a later expiration date in the case of such a termination, with the consent of the Option holder in the case of an ISO) or (B) otherwise, three months after such termination of employment (unless the Committee, in its discretion and subject to Section 10 hereof, permits a later expiration date in the case of such a termination, with the consent of the Option holder in the case of an ISO). For this purpose, "Cause" shall mean (i) the Key Employee's failure to perform the duties of his position, provided such failure has a material, adverse effect on the Company or any Subsidiary; (ii) the Key Employee's misappropriation of any assets of the Company or any Subsidiary; (iii) the Key Employee's drunkenness or misuse of drugs while performing services for the Company or any Subsidiary; or (iv) the Key Employee's being convicted of a misdemeanor, the penalty for which is imprisonment for more than one year, or a felony.

          (f) EXERCISE UPON DISABILITY OF KEY EMPLOYEE. If a Key Employee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of (i) the expiration date specified in such Option; or
(ii) one year after such termination of employment (unless the Committee, in its discretion and subject to Section 10 hereof, permits a later expiration date in the case of such a termination, with the consent of the Option holder in the case of an ISO). In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

          (g) EXERCISE UPON DEATH OF KEY EMPLOYEE. If a Key Employee dies during his employment, and prior to the expiration date fixed for his Option, or if a Key Employee whose employment is terminated for any reason, dies following his termination of employment but prior to the earlier of (i) the expiration date fixed for his Option, or (ii) the expiration of the period determined under paragraphs (e) and (f) above, such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated expiration date determined by the Committee, in its discretion; except that, subject to
Section 8 hereof, such accelerated expiration date shall not be earlier than one year, nor later than three years, after the date of death.

          (h) EXERCISE UPON CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control. In the event of a Change in Control in which outstanding Options are not assumed by the surviving entity, the Committee shall terminate all outstanding Options on at least seven days' notice. Any such Option which is to be so terminated may be exercised up to, and including the date immediately preceding such termination. With respect to any such Option which is to be so terminated but which is not exercised prior to its termination, the Committee shall cause the Company to pay to each Key Employee an amount in cash with respect to each full and/or fractional share of Common Stock to which his unexercised Option pertains. Such cash amount shall be equal to the difference between the Option price and the fair market value, as determined by the Committee in accordance with paragraph
(b) above, of the full and fractional shares of Common Stock to which the Key Employee's unexercised Option pertains.

         (1) Except as provided in subparagraph (2) below, "Change in Control" shall be deemed to have taken place if:

            (i) any person, including a group but excluding the Company or any stockholder of the Company as of the effective date set forth in Section 15 hereof, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company;

            (ii) there occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or sale of assets, or any combination of the foregoing transactions, and as a result of or in connection with any such event persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

            (iii) during any period of two consecutive calendar years beginning after the date of the initial public offering of the Common Stock, members of the Incumbent Board cease for any reason to constitute a majority of the Board; for this purpose, the "Incumbent Board" shall consist of the individuals who at the beginning of such period constitute the entire Board and any new director -- other than a director (i) designated or nominated by, or affiliated with, a person who has entered into an agreement with the Company to effect a transaction described in (B) above, or (ii) who initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest -- whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of the periods or whose election or nomination for election was previously so approved.

         (2) Notwithstanding subparagraph (1) above, if any of the events listed in subparagraph (1) above occurs solely as a consequence of the sale by Intergraph Corporation of all or a portion of its interest in the Company, such event shall not constitute a Change in Control.

         (3) As used in subparagraphs (1) and (2) above, the terms "person" and "beneficial owner" have the same meanings as such terms under Section 13(d) of the Exchange

Act and the rules and regulations promulgated thereunder.

          (i) NON-TRANSFERABILITY. No ISO and (except as otherwise provided in any Option Agreement) no NQSO shall be assignable or transferable by the Key Employee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Key Employee, the Option shall be exercisable only by him or by his guardian or legal representative. If the Key Employee is married at the time of exercise and if the Key Employee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

          (j) RIGHTS AS A STOCKHOLDER. A Key Employee shall have no rights as a stockholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

          (k) TEN PERCENT SHAREHOLDER. If the Key Employee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall not be less than 110 percent of the fair market value (as determined under subsection (b) above) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

          (l) LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

          (m) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state or local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the Key Employee to satisfy the minimum federal withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company). The Company may not withhold shares in excess of the number necessary to satisfy the minimum federal tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this paragraph, at their fair market value under paragraph (b) above, but as of the date the amount attributable to the exercise of the Option is includable in income by the Key Employee under Section 83 of the Code (the "Determination Date"). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Key Employee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this paragraph.

8. OPTION AGREEMENT -- OTHER PROVISIONS. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Key Employee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

9. CAPITAL ADJUSTMENTS. The number and class of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Key Employees, and preserve, without exceeding, the value of Options.

     In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not fewer than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. At the closing of such corporate transaction, such Options shall be terminated (unless previously exercised) and the Company shall pay to each Key Employee who holds an Option so terminated (except for any Option which terminated prior to the date of such closing otherwise than by reason of such Committee action) an amount equal to the fair market value of the Common Stock subject to the Option (as determined in good faith by the Committee) less the applicable exercise price of the Option.

     The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under
Section 424(h) of the Code, unless the Option holder consents to the change. Further, as provided in Section 6(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

10.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or discontinue the Plan or amend it, and the Committee may amend any outstanding Options in any respect whatsoever; except that, without the approval of the stockholders (given in the manner set forth in paragraph (b) below) --

          (1)  no amendment may be made which would --

               (i) change the class of employees eligible to participate in the Plan with respect to ISOs;

               (ii) except as permitted under Section 9 hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or


               (iii) extend the duration of the Plan under Section 17 hereof with respect to any ISOs granted hereunder.

          (2) on and after the Public Offering Date (as defined in Section 2 hereof), no amendment may be made which would require shareholder approval pursuant to Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto.

          (3) on and after the Public Offering Date (as defined in Section 2 hereof), no amendment may be made which would require shareholder approval under the rules of the exchange or market on which the Common Stock is listed.

     Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

     (b) Manner of Stockholder Approval. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws, and must be effected --

          (1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval (i.e., an action on which stockholders would be entitled to vote if the action were taken at a duly held stockholders' meeting); or

           (2) by a minority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

11. ABSENT OF RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement.

     Any Option under the Plan shall not entitle the holder thereof to any rights as a stockholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Company and any Subsidiary shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

12. INDEMNIFICATION OF BOARD AND COMMITTEE. Without limiting any other rights of indemnification which they may have from the Company and any Subsidiary, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Delaware law.

13. COMPANY'S RIGHT OF FIRST REFUSAL AND RIGHT TO REPURCHASE COMMON STOCK; PROXY OR VOTING AGREEMENT. Any shares of Common Stock issued pursuant to the exercise of Options that were granted under this Plan shall be subject to this
Section 13 until the Public Offering Date. Common Stock certificates issued on behalf of a Key Employee may include a legend setting forth restrictions on transfer and any other legend required by the Committee.

     (a) PROXY OR VOTING AGREEMENT. The Committee may condition the issuance of shares of Common Stock to a Key Employee or a Key Employee's beneficiary on the Key Employee or beneficiary's entering into a proxy or voting agreement with the Company with respect to such shares of Common Stock.

          (b) COMPANY'S RIGHT OF FIRST REFUSAL. Key Employees and beneficiaries shall not sell or otherwise transfer, or pledge or otherwise encumber (collectively, "Transfer"), whether voluntarily or by operation of law, any shares of Common Stock except in accordance with the terms and conditions of this paragraph (b). Any Transfer in violation of this paragraph (b) shall be null and void and of no force and effect.

          A Key Employee (or, if applicable, beneficiary) shall give the Company not fewer than 15 calendar days prior written notice of any proposed Transfer of shares of Common Stock to a third party (a "Transferee") (other than a Transfer in the initial registered underwritten public offering of the Common Stock), identifying the Transferee and the consideration, if any, to be paid for the shares. If the Company objects to such proposed Transferee, it shall so notify the Key Employee (or beneficiary). If the Key Employee (or beneficiary) still desires to effect the Transfer to such Transferee, the Key Employee (or beneficiary) shall so notify the Company, and the Company shall have the right, exercisable by notice to the Key Employee (or beneficiary) within 15 calendar days following its receipt of notice from the Key Employee (or beneficiary) of the Key Employee's (or beneficiary's) continued intention to make the Transfer, to repurchase the shares intended to be Transferred by the Key Employee (or beneficiary). The purchase price to be paid to the Key Employee (or beneficiary) upon any such repurchase shall be a cash amount equal to the cash consideration the Key Employee (or beneficiary) would have received from the proposed Transferee upon such Transfer, or, if the proposed Transfer was to be without consideration or for a consideration other than cash, the per share purchase price to be paid to the Key Employee (or beneficiary) shall be determined as described in paragraph (c) below.

          Closing with respect to the repurchase of such shares of Common Stock shall take place at the Company's principal office not more than 30 calendar days following the later of (i) the date of the Company's notice of its intention to repurchase the shares intended to be Transferred by the Key Employee (or beneficiary) or (ii) the date on which the value of the shares has been determined. The purchase price of such shares shall be paid in cash, by check or by wire transfer.

          (c) COMPANY'S RIGHT TO REPURCHASE COMMON STOCK. Upon termination of the Key Employee's employment with the Company and Subsidiaries for any reason, including death, disability, voluntary resignation, and discharge for Cause (as defined in Section 7(e) hereof), the Company shall have the right, but not the obligation, to purchase all, or any whole number of shares less than all, of the shares of Common Stock then owned by the Key Employee or the Key Employee's beneficiary (the "Repurchase Right"). The per share purchase price of the shares pursuant to the Repurchase Right, or pursuant to the last sentence of the second paragraph of paragraph (b) above, shall be determined by dividing the Company's fair market value (as determined in good faith by the Board) by the total number of outstanding shares of Common Stock and Common Stock equivalents (i.e., the total number of shares subject to outstanding options and outstanding convertible securities), all determined at the time described below. The Repurchase Right shall expire 45 calendar days after the Key Employee's termination of employment with the Company, unless the Company has given written notice to the Key Employee (or the Key Employee's beneficiary) of its exercise of the Repurchase Right, prior to the expiration of such 45-day period.

          For purposes hereof, both the Company's fair market value and the total number of outstanding shares of Common Stock and Common Stock equivalents shall be determined (i) in the case of an exercise of a Repurchase Right under this paragraph (c), as of the date the Company gives the Key Employee (or beneficiary) written notice of its exercise of the Repurchase Right, or (ii) in the case of an exercise of a Repurchase Right in connection with a proposed Transfer of Shares under paragraph (b) above, as of the date the Company gives the Key Employee written notice of its exercise of such Repurchase Right under paragraph (b). Such notice shall be deemed given as of the earlier of the date it is personally delivered by the Company to the Key Employee or the date it is mailed to the Key Employee's last known address by certified U.S. mail, return receipt requested.

     Closing with respect to any such repurchase of shares of Common Stock by the Company pursuant to this paragraph (c) shall be held as described in paragraph (b) above.

14. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Common Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Common Stock received in payment for shares upon exercise of an Option to purchase Common Stock shall become treasury stock.

15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

16. SHAREHOLDER APPROVAL. This Plan shall become effective on September 16, 1997 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the stockholders, in the manner described in
Section 10(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

17. TERMINATION OF PLAN. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 15, 2007, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the stockholders of the Company, whichever is earlier, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

18. GOVERNING LAW. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Key Employees under, the Plan, and Options granted thereunder.